FOR IMMEDIATE RELEASE

INHIBITEX REPORTS RESULTS OF INTERIM ANALYSIS OF
PHASE II CLINICAL TRIAL OF FV-100

-Trial Continues as Planned After Scheduled DSMB Safety Review and Interim Analysis -

ATLANTA, GA – April 12, 2010 — Inhibitex, Inc. (Nasdaq: INHX) today announced that the independent Data Safety Monitoring Board (DSMB) responsible for reviewing safety data from the Company’s ongoing Phase II clinical trial of FV-100 met, as scheduled, after the Company had provided it with 30-day follow-up data on the first half of the patients that the Company plans to enroll in the trial. In addition, an independent statistician conducted a prospectively described interim analysis on the primary endpoint, which is the reduction in a composite of the severity and duration of shingles-associated pain over the first thirty (30) days of follow-up. Based upon the results of these reviews, the trial will continue, as originally designed, without modification. The Company, which remains blinded to the efficacy data, anticipates that top-line data from the completed trial will be available in the fourth quarter of 2010.

The Phase II trial is a well-controlled, double-blind study comparing two arms of FV-100, which the Company is developing for the treatment of shingles, to an active control (valacyclovir). The Company plans to enroll and randomize approximately 350 shingles patients, aged 50 years and older, equally to one of three treatment arms: 200 mg FV-100 administered once daily; 400 mg FV-100 administered once daily; and 1,000 mg valacyclovir administered three times per day. In addition to further evaluating its safety, the objectives of the trial are to evaluate the potential therapeutic benefit of FV-100 in reducing the severity and duration of shingles-associated pain, the incidence of post herpetic neuralgia (PHN), and the time to lesion healing.

About Inhibitex

Inhibitex, Inc., headquartered in Alpharetta, Georgia, is a biopharmaceutical company focused on developing products to prevent and treat serious infectious diseases. The Company’s pipeline includes FV-100 and INX-189, a nucleotide polymerase inhibitor in development for the treatment of chronic hepatitis C infections. The Company has additional HCV nucleotide polymerase inhibitors in preclinical development, and has also licensed the use of its proprietary MSCRAMM® protein platform to Pfizer for the development of staphylococcal vaccines.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than historical facts included in this press release, including statements regarding the anticipated time to complete and have top-line data available from its ongoing Phase II trial, and the anticipated number of patients the Company plans to enroll in this trial, are forward looking statements. These intentions, expectations, or results may not be achieved in the future and various important factors and risks could cause actual results or events to differ materially from the forward-looking statements that the Company makes, including the risk of: either the Company, the FDA, an investigational review board, or the DSMB suspending or terminating the clinical development of FV-100 for safety concerns, manufacturing issues or lack of efficacy; FV-100 not demonstrating sufficient efficacy in reducing the incidence and severity of shingles-related symptoms, including acute pain and PHN, to be clinically relevant or commercially viable; the clinical sites participating in the FV-100 Phase II trial not being able to recruit a sufficient number of shingles patients to complete the trial on a timely basis; and obtaining, maintaining and protecting the intellectual property incorporated into and supporting the commercial viability of the Company’s product candidates. Further information regarding these factors and risks can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission, or SEC, on March 26, 2010. Given these uncertainties, you should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release.

There may be events in the future that the Company is unable to predict accurately, or over which it has no control. The Company’s business, financial condition, results of operations and prospects may change. The Company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the Federal securities laws to update and disclose material developments related to previously disclosed information. The Company qualifies all of the information contained in this press release, and particularly its forward-looking statements, by these cautionary statements.

Inhibitex® and MSCRAMM® are registered trademarks of Inhibitex, Inc.
Contact:
Russell H. Plumb Chief Executive Officer (678) 746-1136 rplumb@inhibitex.com	Lee Stern The Trout Group (646) 378-2922 lstern@troutgroup.com